UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2023

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 Waples Mill Road, South Tower 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2023, WidePoint Corporation (the “Company”) entered into an Accounts Receivable Purchase Agreement (the “Agreement”) with Republic Capital Access, LLC (the “Buyer”). Pursuant to the Agreement, the Company may from time to time offer and sell eligible accounts receivable to the Buyer at an initial purchase price equal to 90% of the receivable (85% is the account receivable debtor is not a government entity), subject to increase based on, among other things, the total amount collected and the discount factor applicable to the receivable. The facility is limited to a total of $4 million outstanding at any time, with an available increase to $10 million, subject to adequate receivables. The Agreement contains customary fees, covenants and representations.

The description of the Agreement set forth above is qualified by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit 10.1	Accounts Receivable Purchase Agreement with Republic Capital Access, LLC

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ Jin Kang
Date: May 2, 2023	Jin Kang
Chief Executive Officer

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